Exhibit 10.4

PG HOLDCO, LLC

A Delaware Limited Liability Company

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of April 15, 2014

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PG HOLDCO, LLC

A Delaware Limited Liability Company

THIS NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of PG Holdco, LLC (the “Company”), dated and effective as of April [•], 2014 (this “Agreement”), is adopted, executed and agreed to, for good and valuable consideration, by and among Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership (“VCP”), (iii) Vestar Capital Partners V-A, L.P., a Cayman Islands exempted limited partnership (“VCPA”), (iv) Vestar Holdings V, L.P., a Cayman Islands exempted limited partnership (“VH”), (v) Vestar Executive V, L.P., a Cayman Islands exempted limited partnership (“VE”), (vi) Vestar/PGA Investors, LLC, a Delaware limited liability company (“Vestar/PGA Investors” and, together with VCP, VCPA, VH and VE, the “Vestar Member”), and the other Persons listed as Members in the books and records of the Company, and each other Person who becomes a Member in accordance with the terms of this Agreement and the Act. Any reference in this Agreement to the Vestar Member shall include its successors to the extent such successors have become substituted Members in accordance with the provisions of this Agreement.

WHEREAS, on January 18, 2008 the Company was formed as a limited liability company under the Act by the filing of the Certificate of Formation of PG Holdco, LLC (the “Certificate”) with the office of the Secretary of State of the State of Delaware;

WHEREAS, on January 18, 2008 VCP executed the Limited Liability Company Agreement of PG Holdco, LLC (the “Original Agreement”) and ratified the filing of the Certificate of Formation with the office of the Secretary of State of the State of Delaware;

WHEREAS, on March 12, 2008 pursuant to that certain Agreement and Plan of Merger, dated as of January 27, 2008, among the Company, PG MergerSub, Inc. (“Merger Sub”), PGA Holdings, Inc. (“PGA Holdings”), ASP PGA Holdings LLC and, to the extent provided therein, VCP, Merger Sub merged into PGA Holdings, with PGA Holdings surviving as a direct wholly-owned Subsidiary of the Company;

WHEREAS, the Original Agreement was amended and restated on March 12, 2008 (the “Amended and Restated Agreement”) for the purpose of setting forth the agreements governing the relations among the Members and to admit additional Members;

WHEREAS, pursuant to certain Unit Purchase Agreements certain Members have acquired Preferred Units and Class A Units of the Company;

WHEREAS, pursuant to certain Management Unit Subscription Agreements or Management Unit Grant Agreements (collectively, the “Management Unit Subscription Agreements”), certain members of the management of PGA Holdings and its Subsidiaries have acquired Preferred Units and Class A Units of the Company and the Company has granted Class B Units and Class C Units to certain members of the management of PGA Holdings and its Subsidiaries;

WHEREAS, concurrent with the execution of the Amended and Restated Agreement, the Members hereto entered into that certain Securityholders Agreement, dated as of March 12, 2008, as it may be amended from time to time (the “Securityholders Agreement”), setting forth certain rights, powers and obligations of the Members with respect to the Company and their membership interests therein;

WHEREAS, the Amended and Restated Agreement was further amended and restated on July 10, 2008 with the consent of the Management Committee and the Vestar Member, in accordance with the terms of the Amended and Restated Agreement, in connection with the issuance of Class B Units to certain members of the Management Committee (the “Second Amended and Restated Agreement”);

WHEREAS, the Second Amended and Restated Agreement was further amended and restated on March 9, 2010 with the consent of the Management Committee and the Vestar Member, in accordance with the terms of the Second Amended and Restated Agreement, among other things, to reflect the issuance of unvested Preferred Units, Class A Units, Class B Units and Class C Units to certain employees of the Company and its Subsidiaries (the “Third Amended and Restated Agreement”);

WHEREAS, the Third Amended and Restated Agreement was further amended and restated on November 3, 2010 (the “Fourth Amended and Restated Agreement”) with the consent of the Management Committee and the Vestar Member, in accordance with the terms of the Third Amended and Restated Agreement, to reflect, among other things, the distribution of Distributable Assets (as defined below) on date thereof (the “2010 Distribution”) to, among others, holders of Unvested Preferred Units (as defined below); and

WHEREAS, the Fourth Amended and Restated Agreement was further amended and restated on April 12, 2011 (the “Fifth Amended and Restated Agreement”) with the consent of the Management Committee and the Vestar Member, in accordance with the terms of the Fourth Amended and Restated Agreement, to reflect, among other things, revisions to Section 4.4 hereof; and

WHEREAS, the Fifth Amended and Restated Agreement was further amended and restated on March 23, 2012 (the “Sixth Amended and Restated Agreement”) with the consent of the Management Committee and the Vestar Member, in accordance with the terms of the Fifth Amended and Restated Agreement, to reflect, among other things, revisions to Section 6.2 hereof; and

WHEREAS, the Sixth Amended and Restated Agreement was further amended and restated on November 9, 2012 (the “Seventh Amended and Restated Agreement”) with the consent of the Management Committee and the Vestar Member, in accordance with the terms of the Sixth Amended and Restated Agreement, to reflect, among other things, revisions to Article III hereof; and

WHEREAS, the Seventh Amended and Restated Agreement was further amended and restated on February 27, 2013 (the “Eighth Amended and Restated Agreement”) with the consent of the Management Committee and the Vestar Member, in accordance with the terms of the Seventh Amended and Restated Agreement, to reflect, among other things, revisions to Section 4.4 hereof; and

WHEREAS, the Management Committee, in accordance with the terms of the Eighth Amended and Restated Agreement, desire to further amend and restate the Eighth Amended and Restated Agreement to reflect, among other things, revisions to Sections 2.9 and 4.4 hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                  Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“2010 Distribution” has the meaning set forth in the recitals hereto.

“Act” means the Delaware Limited Liability Company Act, Title 6, §§ 18-101, et seq., as it may be amended from time to time.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of having received such Person’s Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)                                     decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii)                                  increase such deficit by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common Control with, such other Person. In addition, Affiliates of a Member shall include all partners, officers, directors, employees and former partners, officers and employees of, all consultants or advisors to, and all other Persons who directly or indirectly receive compensation from such Member.

“Agreement” has the meaning set forth in the preamble above.

“Amended and Restated Agreement” has the meaning set forth in the recitals hereto.

“Assignee” means any transferee to which a Member or another Assignee has transferred its interest in the Company in accordance with Article V.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay such Person’s debts as they become due; (iii) the failure of such Person to pay such Person’s debts as such debts become due; (iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a Bankruptcy petition filed against such Person in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of sixty (60) consecutive calendar days.

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the following provisions:

(a)                                 To each Member’s Capital Account there shall be added such Member’s Capital Contributions, such Member’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3(c) hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b)                                 To each Member’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3(c) hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(c)                                  In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d)                                 In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)                                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. For the avoidance of doubt, a Member’s Capital Account shall not reflect any Deemed Capital Contributions.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than money) contributed or deemed to be contributed (a “Deemed Capital Contribution”) (as set forth on the Master Signature Page to the Management Unit Subscription Agreement executed by such Member and the Company) from time to time to the Company by such Member.

“Certificate” has the meaning set forth in the recitals hereto.

“Class A Member” has the meaning set forth in Section 2.9.

“Class A-1 Member” has the meaning set forth in Section 2.9.

“Class A Units” means the Class A Common Units of the Company.

“Class A-1 Units” means the Class A-1 Common Units of the Company.

“Class B Member” has the meaning set forth in Section 2.9.

“Class B Units” means the Class B Common Units of the Company.

“Class C Member” has the meaning set forth in Section 2.9.

“Class C Units” means the Class C Common Units of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Company” has the meaning set forth in the preamble above.

“Company Minimum Gain” has the meaning set forth in Regulation Section 1.704-2(d).

“Control” when used with reference to any Person means the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Deemed Capital Contribution” has the meaning set forth in this Section 1.1.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

“Distributable Assets” means, with respect to any fiscal period, all cash receipts and (if distribution thereof is determined to be necessary by a majority of the Management Committee) other assets of the Company from any and all sources, reduced by operating cash expenses, payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in the good faith judgment of the Management Committee, in connection therewith.

“Eighth Amended and Restated Agreement” has the meaning set forth in the recitals hereto.

“Fourth Amended and Restated Agreement” has the meaning set forth in the recitals hereto.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company.

(b)                                 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times:

(i)                                                        the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)                                                     the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)                                                  the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); and

(iv)                                                 such other times as the Management Committee shall reasonably determine necessary or advisable in order to comply with Regulation Sections 1.704-1(b) and 1.704-2.

(c)                                  The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Management Committee (provided that, in the case of such assets which are securities, the fair market value thereof shall be the average of the closing prices of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day, the securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m. New York time, or, if on any day the securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization, in each case averaged over a period of 21 days consisting of the day as of which the fair market value is being determined and the twenty (20) consecutive business days prior to such day. If at any time the securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value shall be the fair value of the securities determined in good faith by the Management Committee using its reasonable business judgment (valuing the Company and its Subsidiaries as a going concern; disregarding any discount for minority interest or marketability of the securities, whether due to transfer restrictions or the lack of a public market for the securities).

(d)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Management Committee determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)                                  If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subparagraph (a), (b), or (d) of this definition of Gross Asset Value, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Initial Capital Contribution” has the meaning set forth in Section 4.1.

“IPO Corporation” has the meaning set forth in Section 2.10(a).

“IPO Conversion” has the meaning set forth in Section 2.10(a).

“IRR” means the cumulative internal rate of return of the relevant Members (calculated as provided below), as of any date, where the internal rate of return for such Members shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the aggregate amount of cash and Gross Asset Value of any assets distributed to such Members pursuant to this Agreement from time to time on a cumulative basis through such date (provided that in no circumstances shall (x) any fees paid to such Members or (y) expenses reimbursed to such Members or (z) tax distributions made to such Members pursuant to Section 4.4(g) hereof in respect of amounts allotted to such Members pursuant to Section 4.4(a)(v) hereof, in each case, from time to time, be included in this clause (i)), minus (ii) the aggregate amount of the Capital Contributions made by such Members from time to time on a cumulative basis through such date. In determining the IRR, the following shall apply: (a) Capital Contributions shall be deemed to have been made on the last day of the month in which they are made (except for the Initial Capital Contribution, which shall be deemed to have been made on the date of the corresponding issuance of the relevant Units); (b) distributions shall be deemed to have been made on the last day of the month in which they are made; (c) all distributions shall be based on the amount distributed prior to the application of any U.S. federal, state or local taxation to the relevant Members; and (d) the rates of return shall be per annum rates and all amounts shall be calculated on a annually compounded basis, and on the basis of a 365-day year.

“Management Committee” means the Management Committee established pursuant to Section 3.2.

“Management Unit Subscription Agreements” has the meaning set forth in the recitals hereto.

“Member” means the Vestar Member and each other Person who is hereby or hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as that term is defined in the Act) of the Company. Notwithstanding any provision of this Agreement to the contrary, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulation Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth in Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Deduction” has the meaning set forth in Regulation Section 1.704-2(i)(2).

“Membership Interest” means, with respect to each Member, such Member’s aggregate ownership interest in the Company, which shall consist of an interest in the Company’s Preferred Units, Class A Units, Class A-1 Units, Class B Units and/or Class C Units.

“Merger Sub” has the meaning set forth in the recitals hereto.

“Net Income” or “Net Loss” means for each year of the Company, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)                                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b)                                 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c)                                  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year;

(f)                                   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)                                  Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 4.3(c) hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(c) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Nonrecourse Deductions” has the meaning set forth in Regulation Section 1.704-2(c).

“Officer” means each Person designated as an officer of the Company pursuant to Section 3.7, subject to such Section 3.7 and any resolution of the Management Committee appointing such Person as an officer or relating to such appointment.

“Original Agreement” has the meaning set forth in the recitals hereto.

“Other Business” has the meaning set forth in Section 3.2(d)(iii) of this Agreement.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“PGA Holdings” has the meaning set forth in the recitals hereto.

“Preferred Member” has the meaning set forth in Section 2.9.

“Preferred Priority Return” means, with respect to the Preferred Members, collectively, an IRR of 15%.

“Preferred Units” means the Participating Preferred Units of the Company.

“Proceeding” has the meaning set forth in Section 3.10.

“Regulations” or “Treasury Regulations” means the Income Tax Regulations, including temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.3(c) of this Agreement.

“Representative” has the meaning set forth in Section 3.2(a) of this Agreement.

“Rollover Shares” has the meaning set forth in Section 4.3(d) of this Agreement.

“Sale of the Company” shall mean a “Sale of the Company” (as defined in the Securityholders Agreement, except that transactions with a Person or Persons that are a wholly owned Subsidiary of the Vestar Member shall be excluded) or a dissolution of the Company in accordance with this Agreement (other than transactions effected for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Company and/or any of its Subsidiaries).

“Second Amended and Restated Agreement” has the meaning set forth in the recitals hereto.

“Securities” means any debt or equity securities of any issuer, including without limitation common and preferred stock and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Securityholders Agreement” has the meaning set forth in the recitals hereto.

“Seventh Amended and Restated Agreement” has the meaning set forth in the recitals hereto.

“Sixth Amended and Restated Agreement” has the meaning set forth in the recitals hereto.

“Subsequent Capital Contribution” means, with respect to any Member, any Capital Contribution made by such Member after such Member’s Initial Capital Contribution.

“Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

“Substitute Member” means any Assignee that has been admitted to the Company as a Member pursuant to Section 5.6 by virtue of such Assignee’s receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Successor in Interest” means any (i) shareholder of, (ii) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (iii) assignee for the benefit of the creditors of, (iv) officer, director or partner of, (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.

“Tax Matters Member” has the meaning set forth in Section 6.4(b).

“Third Amended and Restated Agreement” has the meaning set forth in the recitals hereto.

“Units” means, as the case may be, the Company’s Preferred Units, Class A Units, Class A-1 Units, Class B Units and/or Class C Units.

“Unvested Class A Unit” has the meaning set forth in Section 4.4(a)(ii).

“Unvested Class A-1 Unit” has the meaning set forth in Section 4.4(a)(ii).

“Unvested Preferred Unit” has the meaning set forth in Section 4.4(a)(i).

“Unvested Unit” means any Units that have not become vested as of the date of determination pursuant to the terms of the applicable Management Unit Subscription Agreement.

“VCP” has the meaning set forth in the preamble above.

“VCP Representative” has the meaning set forth in Section 3.1(a).

“VCPA” has the meaning set forth in the preamble above.

“VE” has the meaning set forth in the preamble above.

“Vestar/PGA Investors” has the meaning set forth in the preamble above.

“Vestar Member” has the meaning set forth in the preamble above.

“Vested Unit” means any Units that have become vested as of the date of determination pursuant to the terms of the applicable Management Unit Subscription Agreement.

“VH” has the meaning set forth in the preamble above.

SECTION 1.2.                  Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships, joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All the terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect. All references to “Sections” and “Articles” shall refer to Sections and Articles of this Agreement unless otherwise specified. The words “hereof” and “herein” and similar terms shall relate to this Agreement.

ARTICLE II

GENERAL PROVISIONS

SECTION 2.1.                  Formation. The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

SECTION 2.2.                  Name. The name of the Company is “PG Holdco, LLC” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Management Committee may select from time to time.

SECTION 2.3.                  Term. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in existence until December 31, 2028 or dissolution prior thereto as determined under Section 5.2.

SECTION 2.4.                  Purpose; Powers. (a) The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(b)                                 In furtherance of its purposes stated in Section 2.4(a), the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including, without limitation, the following:

(i)                                                        to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii)                                                     to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii)                                                  to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

(iv)                                                 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(v)                                                    to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

(vi)                                                 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

(vii)                                              to appoint employees and agents of the Company and define their duties and fix their compensation;

(viii)                                           to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

(ix)                                                 to cease its activities and cancel its Certificate;

(x)                                                    to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(xi)                                                 to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

(xii)                                              to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(xiii)                                           to make, execute, acknowledge and file any and all documents or instruments, or to take such other action, necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(c)                                  Management Committee. Subject to the provisions of this Agreement, (i) the Company may, with the approval of the Management Committee, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member, and (ii) the Management Committee may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

(d)                                 Merger. Subject to the provisions of this Agreement, the Company may, with approval of the Management Committee and without the need for any further act, vote or approval of any Member, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation; provided, that the Members would have substantially similar rights and privileges with respect to the surviving entity to the extent permitted by law.

SECTION 2.5.                  Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Management Committee or any Officer, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

SECTION 2.6.                  Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Management Committee may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Management Committee may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Management Committee may designate from time to time.

SECTION 2.7.                  No State-Law Membership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Representative or Officer shall be a partner or joint venturer of any other Member, Representative or Officer, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

SECTION 2.8.                  Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety the Original Agreement and the Amended and Restated Agreement and each following amended and restated Agreement, including the Eighth Amended and Restated Agreement.

SECTION 2.9.                  Preferred, Class A, Class A-1, Class B and Class C Members. Each Member of the Company shall be a “Preferred Member”, “Class A Member”, “Class A-1 Member”, “Class B Member” and/or “Class C Member”, and each category of Member shall have the rights set forth herein. Any holder of a Preferred Unit shall be a Preferred Member. Any holder of a Class A Unit shall be a Class A Member. Any holder of a Class A-1 Unit shall be a Class A-1 Member. Any holder of a Class B Unit shall be a Class B Member. Any holder of a Class C Unit shall be a Class C Member. The number of Preferred Units, Class A Units, Class A-1 Units, Class B Units and/or Class C Units initially held by each Member is set forth in the books and records of the Company. To the extent permitted under applicable law, each Member (other than the Vestar Member and the Chairman and the Chief Executive Officer of the Company, respectively) waives his right to inspect any such information other than his ownership of Units.

SECTION 2.10.           Conversion to IPO Corporation. (a)  In connection with any proposed Public Offering approved by the Vestar Member, the Company may (i) amend this Agreement to provide for a conversion in accordance with Delaware law to a corporation or such other capital structure as the Vestar Member may determine, (ii) distribute shares of any Subsidiary of the Company to the Members, (iii) form a subsidiary holding company and distribute its shares to the Members, (iv) move the Company or any successor to another jurisdiction to facilitate any of the foregoing, or (v) take such other steps as it deems necessary to create a suitable vehicle for an offering, in each such case in accordance with the Act and applicable law (the resulting entity, the “IPO Corporation”), and in each case for the express purpose of an initial offering of the securities of such IPO Corporation for sale to the public in a registered public offering pursuant to the Securities Act (an “IPO Conversion”).

(b)                                 In connection with any proposed IPO Conversion, at the option of the Vestar Member, all or any portion of the Membership Interests may be converted into or redeemed for shares (or other equity securities and/or options at fair market value) and other rights with substantially equivalent economic, governance, priority and other rights and privileges as in effect immediately prior to such IPO Conversion (disregarding the tax treatment of such conversion or redemption); provided, that any Securities or other consideration resulting from such transaction shall be allocated among the Members in such a manner as shall result in each Member receiving the same proportion of such aggregate consideration as such Member would have received if such aggregate consideration had been distributed by the Company to the Members in complete liquidation pursuant to Section 5.2, and (subject to the foregoing) each holder of a particular class or series of Units shall be entitled to the same type of consideration for such Units as each other holder of such class or series of Units, determined on a per Unit basis. If any such conversion or redemption is effected, each Member agrees to execute and deliver all agreements, instruments and documents as may be reasonably required in order to consummate such conversion or redemption.

(c)                                  If the Vestar Member elects to exercise its rights under Section 2.10(a), each Member shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Vestar Member, including taking all actions required by the Vestar Member, in connection with consummating the IPO Conversion (including the voting of any Units (including any voting as may be necessary to effect a transfer by continuation or to authorize an increase in share capital, whether by liquidation of the Company and creation of a new entity, amendment to this Agreement or otherwise), to approve such IPO Conversion and to take any other actions required in order to effectuate an IPO Conversion).

ARTICLE III

MANAGEMENT

SECTION 3.1.                  The Management Committee; Delegation of Authority and Duties.

(a)                                 Members and Management Committee. The Members, acting through the Management Committee, shall manage and control the business and affairs of the Company, and shall possess all rights and powers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Management Committee of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Management Committee, the Members agree that they shall be deemed to have consented to or approved such act or voted on such matter in accordance with a vote of the Management Committee on such act or matter approved in accordance with Section 3.3(a);

provided that at least two members of the Management Committee are employees of Vestar Capital Partners, L.P. (“VCP Representatives”). No Member, in his or its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. The Members, acting through the Management Committee, shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that no Member shall, in his or its capacity as a Member, be bound to devote all of such Member’s business time to the affairs of the Company, and that each Member and such Member’s Affiliates do and will continue to engage for such Member’s own account and for the account of others in other business ventures.

(b)                                 Delegation by Management Committee. The Management Committee shall have the power and authority to delegate to one or more other Persons the Management Committee’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member, a Representative or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Management Committee may authorize any Person (including, without limitation, any Member, Officer or Representative) to enter into and perform under any document on behalf of the Company.

(c)                                  Committees. The Management Committee may, from time to time, designate one or more committees, each of which shall be comprised of at least two Representatives, at least one of which shall be a VCP Representative. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Management Committee, shall have and may exercise any or all of the authority of the Management Committee. At every meeting of any such committee, the presence of a majority of all the representatives thereof, so long as such majority includes at least one VCP Representative, shall constitute a quorum, and the affirmative vote of a majority of the representatives present, so long as such majority includes at least one VCP Representative, shall be necessary for the adoption of any resolution. The Management Committee may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

SECTION 3.2.                  Establishment of Management Committee.

(a)                                 Representatives. There shall be established a Management Committee composed of up to eleven Persons (“Representatives”) who shall be elected by a plurality vote of the Class A Members and Class A-1 Members (voting together as if one class), with each such Member having one vote for each Class A Unit and Class A-1 Unit held by such Member. Any Representative may be removed from the Management Committee at any time by the holders of a majority of the total voting power of the outstanding Class A Units and Class A-1 Units (voting together as if one class). Each Representative shall remain in office until his or her death, resignation or removal. In the event of death, resignation or removal of a Representative, the party or parties, as applicable, which appointed such Representative shall fill the vacancy created.

(b)                                 Absence. A Representative may, in isolated instances arising from exigent circumstances, designate a Person to act as his substitute and in his place at any meeting of the Management Committee. Such Person shall have all power of the absent Representative, and references herein to a “Representative” at a meeting shall be deemed to include his substitute.

Notwithstanding anything in this Agreement to the contrary, Representatives shall not be deemed to be “members” or “managers” (as such terms are defined in the Act) of the Company.

(c)                                  No Individual Authority. No Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than acts that are authorized by the Management Committee.

(d)                                 Duties; Investment Opportunities; Conflicts of Interest; No Individual Authority. (i) A Representative shall be personally liable to the Company and the other Members for any loss incurred by such Person for acts or omissions in the management of the Company only in the case of gross negligence, willful misconduct, bad faith or breach of fiduciary duty as provided below by such Representative; but a Representative shall not be personally liable to the Company or any Member for any other acts or omissions, including the negligence, strict liability or other fault or responsibility (short of gross negligence, willful misconduct, bad faith or breach of fiduciary duty as provided below) by such Representative. The Management Committee and any member or committee thereof may consult with counsel, accountants, financial advisors and other professionals in respect of Company affairs and, provided the Management Committee (or such member or committee, as the case may be) acts in good faith reliance upon the advice or opinion of such professionals, the Management Committee (or such member or committee, as the case may be) shall not be liable for any loss suffered by the Members or the Company in reliance thereon. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereby agree that the Representatives, in their capacities as Representatives, shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe no fiduciary duties to the Company, the Members or any other Person bound by this Agreement; provided, however, that the Representatives shall act in good faith and in accordance with the implied contractual covenant of good faith and fair dealing. Any amendment or modification of the provisions of this Section 3.2(d) shall not adversely affect any rights or protections of a Representative at the time of such amendment or modification. Except as stated in the preceding sentence and the other duties as may be expressly set forth in this Agreement, a Representative shall not be subject to any duties in the management of the Company. And, for the avoidance of doubt, in the event that there is a Sale of the Company and the Management Committee or any particular Representative, in such capacity, takes any action to implement, undertake or facilitate such Sale of the Company at the request of the Vestar Member, then such action shall not be subject to the standards set forth in this Section 3.2(d), but instead shall be considered actions taken to implement the contractual agreements of the parties to this Agreement and not in a fiduciary capacity to the Members.

(ii)                                  The Members expressly acknowledge that (A) the Vestar Member and its respective Affiliates are permitted to have, presently have, and will in the future have, investments or other business relationships with entities other than through the Company or any of its Subsidiaries (an “Other Business”), (B) the Vestar Member and its respective Affiliates may have or may develop a strategic relationship with an Other Business, (C) none of the Vestar Member and its respective Affiliates will be prohibited by virtue of its investment in the Company or any of its Subsidiaries or, if applicable, its service on the Management Committee from pursuing and engaging in any such activities with Other

Businesses, (D) none of the Vestar Member and its respective Affiliates shall be obligated to inform the Company or any of its Subsidiaries of any such opportunity, relationship or investment relating to Other Businesses, (E) the other Members will not acquire or be entitled to any interest or participation in any Other Business except as provided in any agreement with the Company or Subsidiary as a result of the participation therein of the Vestar Member or any of its respective Affiliates, and (F) the involvement of any equityholder of a Member or its Affiliates in any Other Business except as provided in any agreement with the Company or Subsidiary will not constitute a conflict of interest by such Persons with respect to the Company or its Members or any of its Subsidiaries. Nothing in the preceding sentence shall limit the confidentiality obligations of Section 7.4 or, other than as described in this Section 3.2(d)(ii), any fiduciary obligations of the Representatives.

SECTION 3.3.                  Management Committee Meetings.

(a)                                 Quorum. A majority of the total number of Representatives shall constitute a quorum for the transaction of business of the Management Committee, so long as such majority includes at least two VCP Representatives and, except as otherwise provided in this Agreement, the act of a majority of the Representatives present at a meeting of the Management Committee at which a quorum is present, so long as such majority includes at least two VCP Representatives, shall be the act of the Management Committee. A Representative who is present at a meeting of the Management Committee at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

(b)                                 Place, Waiver of Notice. Meetings of the Management Committee may be held at such place or places as shall be determined from time to time by the Chairman of the Management Committee or by resolution of the Management Committee approved in accordance with Section 3.3(a). At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by resolution of the Management Committee. Attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                                  Regular Meetings. Regular meetings of the Management Committee shall be held at such times and places as shall be designated from time to time by resolution of the Management Committee. Notice of such meetings shall not be required.

(d)                                 Special Meetings. Special meetings of the Management Committee may be called on at least 24 hours notice to each Representative by any two Representatives, at least one of which shall be a VCP Representative. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

(e)                                  Notice. Notice of any special meeting of the Management Committee or other committee may be given personally, by mail, facsimile, courier or other means and, if other than personally, shall be deemed given when written notice is delivered to the office of the Representative at the address of the Representative in the books and records of the Company.

SECTION 3.4.                  Chairman. The Management Committee shall designate a VCP Representative to serve as chairman. The chairman shall, unless a majority of Representatives present determine otherwise, so long as such majority includes at least two VCP Representatives, preside at all meetings of the Management Committee. If the chairman is absent at any meeting of the Management Committee, a majority of the Representatives present, so long as such majority includes at least one VCP Representative, shall designate another Representative to serve as interim chairman for that meeting. The chairman shall have no authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or authorize any of the foregoing.

SECTION 3.5.                  Approval or Ratification of Acts or Contracts. Any act or contract that shall be approved or be ratified by the Management Committee in accordance with Section 3.3(a) shall be as valid and as binding upon the Company and upon all the Members (in their capacity as Members) as if it shall have been approved or ratified by every Member of the Company.

SECTION 3.6.                  Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Management Committee or any committee designated by the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a majority of the Representatives of the Management Committee, so long as such majority includes at least two VCP Representatives, or a majority of the representatives of such other committee, so long as such majority includes at least one VCP Representative. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee or any such other committee, as the case may be. Subject to the requirements of this Agreement for notice of meetings, the Representatives, or representatives of any other committee designated by the Management Committee, may participate in and hold a meeting of the Management Committee or any such other committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.7.                  Officers.

(a)                                 Designation and Appointment. The Management Committee may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Management Committee), including employees, agents and other Persons (any of whom may be a Member or Representative)

who may be designated as Officers of the Company, with titles including but not limited to “chief executive officer,” “chairman,” “president,” “vice president,” “treasurer,” “secretary,” “general manager,” “director” and “chief financial officer,” as and to the extent authorized by the Management Committee. Any number of offices may be held by the same Person. In its discretion, the Management Committee may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time, delegate to them. The Management Committee may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Management Committee.

(b)                                 Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Management Committee. Designation of an Officer shall not of itself create any contractual or employment rights.

(c)                                  Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

(d)                                 Chief Executive Officer. Subject to the powers of the Management Committee, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making officer.

(e)                                  Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and capital. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Committee. The chief financial officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer or the Management Committee.

(f)                                   Vice President(s). The vice president(s) shall perform such duties and have such other powers as the chief executive officer or the Management Committee may from time to time prescribe.

(g)                                  Secretary. (i) The secretary shall attend all meetings of the Management Committee, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Management Committee when required.

(ii)                                                     The secretary shall keep all documents described in Article VI and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer or the Management Committee. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(iii)                                                  If the Management Committee chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the chief executive officer or the Management Committee may from time to time prescribe.

SECTION 3.8.                  Management Matters. (a) All property owned by the Company shall be registered in the Company’s name, in the name of a nominee or in “street name” as the Management Committee may from time to time determine. Any corporation, brokerage firm or transfer agent called upon to transfer any Securities to or from the name of the Company shall be entitled to rely on instructions or assignments signed or purported to be signed by the Management Committee without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Company is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

(b)                                 The Management Committee may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Management Committee may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.

(c)                                  The Management Committee shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.

SECTION 3.9.                  Liability to Members. (a) Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member’s Capital Contribution to the Company and the other payments provided expressly herein.

(b)                                 In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Representative or other Member.

SECTION 3.10.           Indemnification. Subject to the limitations and conditions as provided in this Section 3.10, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of which he is the legal representative, is or was a Member, Officer or Representative, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Section 3.10 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 3.10 shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.10 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 3.10 could involve indemnification for negligence or under theories of strict liability.

SECTION 3.11.           Investment Representations of Members. Each Member hereby represents and warrants to and acknowledges with the Company that: (i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring interests in the

Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (v) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound and (vi) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

ARTICLE IV

CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

SECTION 4.1.                  Capital Contributions.

The Vestar Member and each Member listed in the books and records of the Company on March 12, 2008 made initial capital contributions to the Company consisting of cash and/or Securities in the amounts set forth in the books and records of the Company (and such books and records have been updated to reflect Members’ initial Capital Contribution with respect to the initial issuance by the Company to such Members of Preferred Units, Class A Units, Class A-1 Units, Class B Units and Class C Units) (with respect to each Member, an “Initial Capital Contribution”).

SECTION 4.2.                  Capital Accounts. (a) There shall be established for each Member on the books of the Company a Capital Account which shall be increased or decreased in the manner set forth in this Agreement.

(b)                                 A Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Account of such Member.

SECTION 4.3.                  Allocations of Net Income and Net Loss.

(a)                                 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. Subject to the other provisions of this Section 4.3, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

(b)                                 General Allocations.

(i)                                                        Net Income and Net Loss. After giving effect to the special allocations provided in Section 4.3(c), all Net Income and Net Loss of the Company for a fiscal year shall be allocated to the Members as follows:

(A)                               first, Net Income will be allocated to the Members having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, after adding back each Member’s share of Company Minimum Gain and Member Minimum Gain as provided in Regulation Sections 1.704-2(g) and 1.704-2(i)(5)), to the extent of, and in proportion to, those deficits unless satisfied by allocations under Section 4.3(c) hereof; and

(B)                               second, Net Income and Loss will be allocated so as to cause the credit balance in each Member’s Capital Account (computed in the same manner as provided parenthetically in Section 4.3(b)(i)(A) hereof) to equal, as nearly as possible, the amount such Member would receive in a distribution, if the distribution were made in accordance with the provisions of Section 4.4 hereof assuming the Company sold retained assets, if any, for the book value of such assets as used in determining the then applicable Capital Accounts under Code Section 704(b);

provided that Net Losses will not be allocated to any Member to the extent it would create or increase a deficit balance in excess of such Member’s obligation to restore its Capital Account balance computed in accordance with the rules of Regulation Section 1.704-1(b)(2)(ii)(d) and including such Member’s share of Company Minimum Gain and Member Minimum Gain as provided in Regulation Sections 1.704-2(g) and 1.704-2(i)(5). Any Net Losses that cannot be allocated to a Member because of the limitation set forth in the proviso to the previous sentence will be allocated first to the other Members to the extent such other Members would not be subject to such limitation and second any remaining amount to the Members in the manner required by the Code and Regulations.

(c)                                  Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Section 4.3:

(i)                                                        Regulatory Allocations.

(A)                               If there is a net decrease in Company Minimum Gain or Member Minimum Gain during any fiscal year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Regulation Section 1.704-2(f) or 1.704-2(i)(4), as applicable. It is intended that this Section 4.3(c)(i)(A) qualify and be construed as a “minimum gain chargeback” and a “chargeback of partner nonrecourse debt minimum gain” within the meaning of such Regulations, which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(A).

(B)                               Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members in accordance with the number and type of their Units. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulation Section 1.704-2(i).

(C)                               If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulation Section 1.704-1(b)(2)(ii) (d), to the Member in an amount and manner sufficient to eliminate, to the extent by such Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible. It is intended that this Section 4.3(c)(i)(C) qualify and be construed as a “qualified income offset” within the meaning of Regulation Section 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(C).

(D)                               The allocations set forth in Sections 4.3(c)(i)(A), (B) and (C) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 4.3(b), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(ii)                                                     For any fiscal year during which a Member’s interest in the Company is assigned by such Member (or by an assignee or successor in interest to a Member), the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Member’s interest shall be apportioned between the assignor and the assignee of such Member’s interest using any permissible method under Code Section 706 and the Regulations thereunder, as determined by the Management Committee.

(iii)                                                  In the event that any amount claimed by the Company to constitute a deductible expense in any fiscal year is treated for federal income tax purposes as a distribution made to a Member in its capacity as a member of the Company and not a payment to a Member not acting in its capacity as a partner under Code Section 707(a), then the Member who is deemed to have received such distribution shall first be allocated an amount of Company gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iii).

(iv)                                                 In the event that any amount claimed by the Company to constitute a distribution made to a Member in its capacity as a member of the

Company is treated for federal income tax purposes as a deductible expense of the Member for a payment to a Member not acting in its capacity as a member of the Company, then the Member who is deemed to have received such payment shall first be allocated the Company expense item attributable to such payment, its Capital Account shall be reduced to reflect the allocation, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iv).

(d)                                 Required Tax Allocations. All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Member in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Member pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be shared among the Members for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the basis of the property to the Company and its initial Gross Asset Value in accordance with the method selected by the Tax Matters Partner. The Management Committee shall use reasonable efforts to structure any sale or other disposition by the Company of its assets in a manner that will defer the amount of any taxable income required to be so taken into account until the occurrence of a taxable Sale of the Company. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b), (c), or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(g). Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other tax items or distributions pursuant to any provision of this Agreement. The Company shall make “adequate identification” (as such term is used in Treasury Regulation Section 1.1012-1(c)) of shares of PGA Holdings with a basis lower than their Gross Asset Value as of the date such shares are contributed to the Company (the “Rollover Shares”). Subject to compliance with Section 4.4 hereof, if the Company distributes shares of PGA Holdings to the Members hereunder, the Company shall distribute any Rollover Shares to the Members that contributed such Rollover Shares to the Company.

(e)                                  Excess Nonrecourse Liabilities. Solely for purposes of determining a Member’s share of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), the Members’ interests in Company profits are in proportion to the number and type of their Units.

(f)                                   Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by Section 4.3 and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss and deductions for federal, state and local income tax purposes.

(g)                                  Withholding. Each Member hereby authorizes the Company to withhold and to pay over any taxes payable by the Company or any of its Affiliates as a result of such Member’s participation in the Company; if and to the extent that the Company shall be required to withhold any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding is required to be paid, which payment shall be deemed to be a tax distribution to such Member. The withholdings referred to in this Section 4.3 shall be made at the maximum applicable statutory rate under applicable tax law unless the Management Committee receives documentation, satisfactory to the Management Committee, to the effect that a lower rate is applicable, or that no withholding is applicable.

SECTION 4.4.                  Distributions. (a) Each Member’s allocable portion of Distributable Assets during a fiscal year of the Company will be distributed (or set aside for the benefit of the applicable Member in accordance with the provisions of this Section 4.4) as soon as reasonably practicable after such Distributable Assets become available to the Company, subject to Sections 4.4(b), (c), (d), (e), (f), (g), (h), and (i), as follows:

(i)                                                        First, 100% of the Distributable Assets shall be distributed to the Preferred Members, in proportion to their aggregate Capital Contributions in respect of their Preferred Units, until the Preferred Members have received cumulative distributions pursuant to this Section 4.4(a)(i) equal to (A) such Members’ aggregate Capital Contributions in respect of their Preferred Units plus (B) an amount that produces a Preferred Priority Return on such Members’ Capital Contributions in respect of their Preferred Units (provided that any amount under clause (B) shall be distributed only out of Net Income); provided however, that, solely except for the distribution of Distributable Assets in respect of Preferred Units that are not Vested Units as of the date of distribution (“Unvested Preferred Units”) that is part of the 2010 Distribution, distributions of Distributable Assets shall not be made in respect of Unvested Preferred Units and any such Distributable Assets shall be held in escrow until such time and to the extent that such Unvested Preferred Units become Vested Units, at which time and to such extent such Distributable Assets will be distributed;

(ii)                                                     Second, 100% of the Distributable Assets shall be distributed to the Class A Members and Class A-1 Members, pro rata in accordance with the number of each Member’s Class A Units and Class A-1 Units, until (1) the Class A Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class A Units and (2) the Class A-1 Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) of $10 for each Class A-1 Unit; provided that distributions of Distributable Assets shall not be made in respect of (x) Class A Units that are not Vested Units as of the date of distribution (“Unvested Class A Units”) or (y) Class A-1 Units that are not Vested Units as of the date of distribution (“Unvested Class A-1 Units”) and any such Distributable Assets shall be held in escrow until such time and to the extent that such Unvested Class A Units and/or Unvested Class A-1 Units become Vested Units, at which time and to such extent such Distributable Assets will be distributed;

(iii)                               Third, 100% of the Distributable Assets shall be distributed to the Class B Members and Class C Members, in proportion to their aggregate Capital Contributions in respect of their Class B Units and Class C Units, until such Members have received cumulative distributions pursuant to this Section 4.4(a)(iii) equal to such Member’s aggregate Capital Contributions in respect of their Class B Units and Class C Units;

(iv)                              Fourth, 100% of the Distributable Assets on a pari passu basis as follows:

(A)                               a percentage equal to 78.36% shall be distributed to the Class A Members and Class A-1 Members, pro rata in accordance with the number of each Member’s Class A Units and Class A-1 Units; provided that distributions of Distributable Assets shall not be made in respect of Unvested Class A Units or Unvested Class A-1 Units and any such Distributable Assets shall be held in escrow until such time and to the extent that such Unvested Class A Units and Unvested Class A-1 Units become Vested Units, at which time and to such extent such Distributable Assets will be distributed;

(B)                               there shall be distributed to the Class B Members, pro rata in accordance with the number of each Member’s Class B Units, an amount equal to the product of (1) 7.12% and (2) a fraction, the numerator of which is the number of Class B Units outstanding at the date of such distribution and the denominator of which is equal to the sum of (x) the number of Class B Units outstanding on March 12, 2008 and (y) the number of Class B Units issued after March 12, 2008 (less the number of Class B Units redeemed and reissued after March 12, 2008); provided that no amounts otherwise distributable to Class B Members on any distribution date in respect of Unvested Units that are Class B Units pursuant to this clause (B) shall be distributed under this clause (B) (instead, such amounts shall be calculated and distributed in accordance with Section 4.4(c)); and

(C)                               there shall be distributed to the Class C Members, pro rata in accordance with the number of each Member’s Class C Units, an amount equal to the product of (1) 14.52% and (2) a fraction, the numerator of which is the number of Class C Units outstanding at the date of such distribution and the denominator of which is equal to the sum of (x) the number of Class C Units outstanding on March 12, 2008 and (y) the number of Class C Units issued after March 12, 2008 (less the number of Class C Units redeemed and reissued after March 12, 2008); provided that no amounts otherwise distributable to Class C Members on any distribution date in respect of Unvested Units that are Class C Units pursuant to this clause (C) shall be distributed under this clause (C) (instead, such amounts shall be calculated and distributed in accordance with Section 4.4(d)).

(v)                                                    Thereafter, 100% of the Distributable Assets shall be allotted to the Class A Members and Class A-1 Members (the aggregate amount to be distributed shall be the amount of taxes attributable in respect of such allotted amount determined in accordance with Section 4.4(g), and the remainder of such allotted amount shall be set aside to be distributed in accordance with Sections 4.4(c), (d), and (e)), pro rata in accordance with the number of each such Member’s Class A Units and Class A-1 Units; provided that distributions of Distributable Assets shall not be made in respect of Unvested Class A Units or Unvested Class A-1 Units and any such Distributable Assets shall be held in escrow until such time and to the extent that such Class A Units or Class A-1 Units become Vested Units, at which time and to such extent such Distributable Assets will be distributed;

provided that, if the Distributable Assets being distributed consist of more than one kind of asset, all Distributable Assets consisting of cash must be distributed before any other kind of asset is distributed.

(b)                                 Notwithstanding Section 4.4(a), if the amount described in clause (B) of Section 4.4(a)(i) has not been distributed pursuant to Section 4.4(a)(i) due to the proviso of Section 4.4(a)(i), the Company shall make a guaranteed payment to the Preferred Members, out of the Distributable Assets, in an amount that produces a Preferred Priority Return on the Preferred Members’ Capital Contributions in respect of their Preferred Units before any subsequent distributions are made pursuant to Section 4.4(a).

(c)                                  If there occurs an increase in the number of Vested Units that are Class B Units from time to time, on each subsequent distribution date, the amounts that would otherwise have been distributable in respect of the Class A Units and Class A-1 Units under Section 4.4(a)(v) from prior distributions shall be distributed instead to Class B Members in respect of such Class B Units outstanding at the times of such distributions until the amounts previously distributed under Section 4.4(a)(iv)(B) (plus any amount previously distributed under this Section 4.4(c)) equal the amounts which otherwise would have been distributable under Section 4.4(a)(iv)(B) if such Class B Units had been Vested Units at the times of such distributions. The amounts that would otherwise have been distributable in respect of the Class A Units and Class A-1 Units under Section 4.4(a)(v) from prior distributions that become distributable under this Section 4.4(c) and under Section 4.4(d) shall be distributed thereunder on a pro rata, pari passu basis if all amounts owed to Class B Units and Class C Units thereunder cannot be satisfied by the aggregate amount of the subsequent distribution.

(d)                                 If there occurs an increase in the number of Vested Units that are Class C Units from time to time, on each subsequent distribution date, the amounts that would otherwise have been distributable in respect of the Class A Units and Class A-1 Units under Section 4.4(a)(v) from prior distributions shall be distributed instead to Class C Members in respect of such Class C Units outstanding at the times of such distributions until the amounts previously distributed under Section 4.4(a)(iv)(C) (plus any amount previously distributed under this Section 4.4(d)) equal the amounts which otherwise would have been distributable under Section 4.4(a)(iv)(C) if such Class C Units had been Vested Units at the times of such distributions. The amounts that would otherwise have been distributable in respect of Class A Units and Class A-1 Units under Section 4.4(a)(v) from prior distributions that become distributable under Section 4.4 (c) and under this Section 4.4(d) shall be distributed thereunder on a pro rata, pari passu basis if all amounts owed to Class B Units and Class C Units thereunder cannot be satisfied by the aggregate amount of the subsequent distribution.

(e)                                  If a Sale of the Company occurs, after satisfaction of all amounts due in respect of the Class B Units and the Class C Units under Sections 4.4(c) and (d) (including such amounts due as a result of such Sale of the Company), the amount to be set aside under Section 4.4(a)(v) shall be distributed in respect of the Class A Units and Class A-1 Units. If a Sale of the Company occurs, and if all amounts due in respect of the Class B Units and the Class C Units under Sections 4.4(c) and (d) have not yet been satisfied (after giving effect to the immediately preceding sentence), the Class A Members and Class A-1 Members shall contribute to the Company such unsatisfied amounts, on a pro rata basis in accordance with the number of Class A Units and Class A-1 Units; provided, that no Class A Member or Class A-1 Member shall be required to contribute an amount in excess of distributions received pursuant to this Section 4.4; and provided further, that such contribution shall be effected by means of a set-off in the case of any Class A Member or Class A-1 Member who is also owed amounts under this sentence in respect of its Class B Units or Class C Units.

(f)                                   For purposes of determining the amount of distributions under this Section 4.4, any holder of a Membership Interest (or any portion thereof), whether or not such Person is a Substitute Member, shall be treated as having received amounts received by its predecessors or Successors in Interest.

(g)                                  Prior to making any distributions pursuant to Section 4.4(a) and in no event later than ninety (90) days after the close of each fiscal year, the Company shall make a distribution (a “tax distribution”) to the Members (to the extent that there are Distributable Assets in the form of cash) so that aggregate distributions to each Member pursuant to this Section 4.4(g) (taking into account any distributions made to the Members to pay estimated taxes) for each fiscal year (other than tax distributions to a Member made during a fiscal year in respect of income allocable to such Member in a prior fiscal year), equal the federal, state and local income tax liability that would be payable in respect of the taxable income allocable to such Member determined (A) solely by reference to such Member’s allocable share of the Company’s income (including guaranteed payments by the Company to such Member, but disregarding any items of expense that are deductible by an individual under Section 212 of the Code), (B) as if such Member were an individual resident in New York, New York, (C) as if such Member were subject to federal, state and local income tax at the highest marginal rate then in effect, taking into account the character of such income, (D) taking into account any loss carryforwards (assuming that such carryforward was not applied against any non-Company income) and (E) without taking into account allocations of income by reason of Section 704(c) of the Code. If a Member holds more than one class of Units, then such Member’s tax distributions shall be determined separately with respect to each class of Units held by such Member, and solely with respect to allocations of taxable items to such Member in respect of such class of Units. If any portion of a Member’s Units are redeemed by the Company pursuant to the Management Unit Subscription Agreement to which such Member is a party, then such Member’s tax distribution in respect of income of the Company after the date of such redemption shall be determined without regard to any items allocated to, or amounts distributed to, such Member in respect of such redeemed Units. A tax distribution to a Member in respect of any Unit shall be charged against current or future distributions to which such Member would otherwise have been entitled under this Section 4.4 or Section 5.2 in respect of such Unit. In addition to the annual tax distribution required by this Section 4.4(g), the Company shall make periodic distributions to the Members (to the extent that there are Distributable assets in the form of cash) in amounts sufficient for the Members to pay estimated taxes, calculated in accordance with the principles set forth in this paragraph (g). Notwithstanding anything herein to the contrary, tax distributions made to a Member shall not exceed the tax liability payable in respect of taxable income allocated (as determined in accordance with the principles of this Section 4.4(g)) to such Member. Notwithstanding anything herein to the contrary, no Member shall receive any tax distributions with respect to the portion of any income allocated to such Member that relates to a Deemed Capital Contribution by such Member.

(h)                                 Notwithstanding Section 4.4(a), if the Management Committee determines in good faith that all or a portion of a Member’s Unvested Preferred Units, Unvested Class A Units or Unvested Class A-1 Units, as applicable, will no longer be eligible to become Vested Units or are no longer issued and outstanding, in each case, in accordance with the terms of the Securityholders Agreement, any applicable employment agreement, or any applicable Management Unit Subscription Agreement, as applicable, any Distributable Assets held in escrow pursuant to Section 4.4(a)(i),(ii), (iv)(A) or (v) in respect of such Unvested Units shall again become Distributable Assets to be distributed pursuant to Section 4.4(a) as if such Unvested Preferred Units, Unvested Class A Units or Unvested Class A-1 Units, as applicable, had never been issued by the Company.

(i)                                     If all or a portion of a Member’s Units are transferred, sold or otherwise disposed of (including pursuant to a redemption by the Company), then subsequent distributions (i) to the transferor Member pursuant to this Agreement shall be determined without regard to amounts previously distributed to such transferor Member in respect of the Units so transferred, sold or otherwise disposed and (ii) to the transferee member pursuant to this Agreement shall be determined with regard to amounts previously distributed to the transferor Member.

SECTION 4.5.                  Security Interest and Right of Set-Off. As security for any withholding tax or other liability or obligation to which the Company may be subject as a result of any act or status of any Member, or to which the Company may become subject with respect to the interest of any Member, the Company shall have (and each Member hereby grants to the Company) a security interest in all Distributable Assets distributable to such Member to the extent of the amount of such withholding tax or other liability or obligation; provided, however, that if and to the extent a lender to a Member that is a holder of Co-Investor Securities (as defined in the Securityholders Agreement) requires in its loan documents with such Member that such lender have a first priority security interest in all Distributable Assets distributable to such Member, then the Company shall have a second priority interest in such Distributable Assets subordinate to such lender’s interest. The Company shall have a right of set-off against such distributions of Distributable Assets in the amount of such withholding tax or other liability or obligation. The Company may withhold distributions or portions thereof if it is required to do so by the Code or any other provision of federal, state or local tax or other law. Any amount withheld pursuant to the Code or any other provision of federal, state or local tax or other law with respect to any distribution to a Member shall be treated as an amount distributed to such Member for all purposes under this Agreement.

ARTICLE V

WITHDRAWAL; DISSOLUTION;

TRANSFER OF MEMBERSHIP INTERESTS;

ADMISSION OF NEW MEMBERS

SECTION 5.1.                  Member Withdrawal. Except as contemplated by Section 5.5, withdrawal by a Member shall constitute a breach of this Agreement. Notwithstanding anything to the contrary contained in the Act, in no event shall the Member be deemed to have withdrawn from the Company or cease to be a Member upon the occurrence of any of the events specified in this Agreement, or any events similar thereto, unless the Member, after the occurrence of any such event, indicates in a written instrument that the Member has so withdrawn. Withdrawal of a Member pursuant to this Agreement, subject to the previous sentence, shall not dissolve the Company if at the time of such event of withdrawal there are one or more remaining Members, each of which hereby agrees to continue the business of the Company. If upon an event of withdrawal with respect to a Member there shall be no remaining Members, the Company nonetheless shall not be dissolved and shall not be required to be wound up if, within ninety (90) days after the occurrence of such event of withdrawal, the Management Committee (other than any withdrawn Members) agrees in writing to continue the business of the Company and to the appointment, effective as of the date of such withdrawal, of one or more Members.

SECTION 5.2.                  Dissolution. (a) The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i)                                                        the expiration of its term pursuant to Section 2.3;

(ii)                                                     the unanimous vote of the Management Committee;

(iii)                                                  the written consent of Members holding a majority of the outstanding Class A Units and Class A-1 Units (voting together as if one class); and

(iv)                                                 the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Except as provided in this Agreement, the death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

(b)                                 When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Management Committee or, in the event of the unavailability of the Management Committee, such Member or other liquidating trustee as shall be named by the Management Committee.

(c)                                  Within 120 calendar days after the effective date of dissolution of the Company, whether by expiration of its full term or otherwise, the assets of the Company shall be distributed in the following manner and order:

(i)                                                        All debts and obligations of the Company, if any, shall be paid, discharged or provided for by adequate reserves;

(ii)                                                     The balance, to the Members in accordance with Section 4.4.

(d)                                 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

SECTION 5.3.                  Transfer of Membership Interests. In cases where a Substitute Member has acquired an interest in the Company from a Member, such Substitute Member shall succeed to the Membership Interest acquired from such Member. In cases where an Additional Member is admitted to the Company, it shall be designated as either a Preferred Member, a Class A Member, a Class A-1 Member, a Class B Member and/or a Class C Member, and its Preferred Units, Class A Units, Class A-1 Units, Class B Units and/or Class C Units shall be designated by the Management Committee.

SECTION 5.4.                  Admission or Substitution of New Members. (a) The Management Committee shall have the right, in its sole and absolute discretion (subject to Section 5.3) to admit as a Substitute Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company; provided, however, in the case of a transfer of Membership Interests by a Member to one of its Affiliates in accordance with Section 3.1(b)(i) of the Securityholders Agreement, the admission of such Affiliate as a Substitute Member or an Additional Member shall be mandatory; and, provided further, that such admission shall be subject to such Substitute Member or Additional Member being or becoming bound by the Securityholders Agreement. Concurrently with the admission of a Substitute Member or an Additional Member, the Management Committee shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Substitute Member in place of the transferring Member, or the admission of an Additional Member, all at the expense, including payment of any professional and filing fees incurred, of the Substitute Member or the Additional Member.

(b)                                 The admission of any Person as a Substitute or Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (X) execution and delivery of a counterpart signature page to this Agreement countersigned by the Management Committee on behalf of the Company or (Y) any other writing evidencing the intent of such Person to become a Substitute Member or Additional Member and such writing is accepted by the Management Committee on behalf of the Company, which, in the case of a transfer of Membership Interest by a Member to one of its Affiliates in accordance with Section 3.1(b)(i) of the Securityholders Agreement, shall be accepted and so countersigned by the Management Committee, and (ii) upon the request of the Management

Committee, such Person’s execution and delivery of a counterpart to the Securityholders Agreement.

SECTION 5.5.                  Transfer of Member’s Interest. Subject to the Securityholders Agreement, a Member may transfer or assign all or part of its interest as a Member in the Company to any Person that agrees in writing to assume the responsibility of a Member under this Agreement. A Person who is so admitted as a Substitute Member or an Additional Member shall thereby become a Member. The Member shall not cease to be a Member upon the collateral assignment of, or the pledging or granting of a security interest in, its entire interest in the Company. No Person may become a Substitute Member except as provided by this Section 5.5.

SECTION 5.6.                  Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or other disposition of an interest in the Company may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws.

SECTION 5.7.                  Non-Certification of Units; Legend; Units Are Securities. (a) Units shall be issued in non-certificated form; provided that the Management Committee may cause the Company to issue certificates to a Member representing the Units held by such Member. If any Unit certificate is issued, then such certificate shall bear a legend as is set forth in Section 9.2 of the Securityholders Agreement and also substantially in the following form;

THIS CERTIFICATE EVIDENCES A [PREFERRED] [CLASS [A][A-1][B][C]] UNIT REPRESENTING AN INTEREST IN PG HOLDCO, LLC AND SHALL BE A SECURITY WITHIN THE MEANING OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.

THE INTEREST IN PG HOLDCO, LLC REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN (I) THE NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PG HOLDCO, LLC, DATED AS OF APRIL [•], 2014, AS AMENDED, BY AND AMONG PG HOLDCO, LLC AND EACH OF THE MEMBERS FROM TIME TO TIME PARTY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME AND THE (II) THE SECOND AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT OF PG HOLDCO, LLC DATED AS OF NOVEMBER 9, 2012 BY PG HOLDCO, LLC AND SOME OR ALL OF THE MEMBERS FROM TIME TO TIME PARTY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

(b)                                 The Company hereby irrevocably elects that all Units shall be “securities” governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware or analogous provisions in the Uniform Commercial Code in effect in any other jurisdiction. This Section 5.7(b) shall not be amended without the prior written consent of all of the Members, and any purported amendment to this Section 5.7(b) in violation of the foregoing shall be null and void.

ARTICLE VI

REPORTS TO MEMBERS; TAX MATTERS

SECTION 6.1.                  Books of Account. Appropriate books of account shall be kept by the Management Committee, in accordance with generally accepted accounting principles, at the principal place of business of the Company, and each Member shall have access to all books, records and accounts of the Company and the right to make copies thereof for any purpose reasonably related to the Member’s interest as a member of the Company, in each case, under such conditions and restrictions as the Management Committee may reasonably prescribe.

SECTION 6.2.                  Capital Accounts. The Management Committee shall keep records of each Member’s Capital Account, which records shall be maintained in accordance with Section 4.3 hereof. Upon the reasonable request by a Member, the Management Committee shall (i) supply such Member with the Company information necessary to enable such Member to prepare in a timely manner its federal, state and local income tax returns and (ii) provide such other information as is necessary for such Member to comply with its federal, state or local income tax reporting in respect of its interest in the Company.

SECTION 6.3.                  Fiscal Year. The fiscal year of the Company shall end on December 31 of each calendar year unless otherwise determined by the Management Committee in accordance with Section 706 of the Code.

SECTION 6.4.                  Certain Tax Matters. (a) The Tax Matters Member shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Management Committee shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Tax Matters Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Member agrees that he shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of, and payable by, the Company and (C) no Member shall have the right to (1) participate in the audit of any Company tax return, or (2) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit.

(b)                                 The Company and each Member hereby designate the Vestar Member as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Member”). To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of this Section 6.4 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.                  Schedules. The Management Committee may from time to time execute and deliver to the Members schedules which set forth the then current Capital Account balances of each Member and any other matters deemed appropriate by the Management Committee or required by applicable law. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

SECTION 7.2.                  Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

SECTION 7.3.                  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided that no Person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

SECTION 7.4.                  Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, to maintain the confidentiality of, and not to disclose to any

Person other than the Company, another Member, a Person designated by the Company or any of their respective financial planners, accountants, attorneys or other advisors, any information relating to the business, capitalization, organization, financial position, financial results, clients or other affairs of the Company that shall not be generally known to the public, except in each case as otherwise required by law or judicial or administrative process or by any regulatory or self-regulatory organization having jurisdiction and except in the case of any Member who is employed by any entity controlled by the Company in the ordinary course of his duties; provided, however, that each Member may disclose such confidential information (as described above) to any partner or Affiliate of such Member as long as such partner or Affiliate is advised of the confidentiality provisions of this Section 7.4 and, to the extent that such partner or Affiliate is not already subject to a comparable obligation of confidentiality under the governing documents of the Member in question, agrees in writing to be bound thereby.

SECTION 7.5.                  Amendments. The Management Committee may, in its sole discretion and to the fullest extent allowable under Delaware law, amend this Agreement without the consent or approval of the Members, including such amendments to (a) admit Substitute Members and Additional Members, (b) create new classes of Units and (c) take any action necessary and related to clause (a) and (b), except that this Agreement may not be amended so as to discriminate among Members of the same class of Units. For the avoidance of doubt the Management Committee may amend this Agreement without the consent of any class of Members in order to provide for the creation and/or issuance of, with the consent of the Vestar Member, any other class of units or other securities (whether of an existing or new class), and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances and to add parties to this Agreement as contemplated by this Agreement; provided further that no amendment shall be effective without the consent of each Member that would be adversely affected by such amendment if such amendment (x) modifies the limited liability of a Member or (y) amends this Section 7.5.

SECTION 7.6.                  Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including cable, telex, telecopy or similar writing) and shall be given to any Member at its address or telex or telecopy number shown in the Company’s books and records or, if given to the Company, at the following address:

c/o Vestar Capital Partners

245 Park Avenue, 41st Floor

New York, New York 10167

Attention: General Counsel

Telecopy: (212) 351-1630

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Caroline B. Gottschalk, Esq.

Telecopy: (212) 455-2502

Each such notice shall be effective (i) if given by telex or telecopy, upon dispatch, (ii) if given by mail, when deposited in the mails (first class or airmail postage prepaid) addressed as aforesaid and (iii) if given by any other means, when delivered to the address of such Member or the Company, as the case may be, specified as aforesaid.

SECTION 7.7.                  Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

SECTION 7.8.                  Power of Attorney. Each Member hereby irrevocably appoints the Management Committee of the Company as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. The Management Committee, as representative and attorney-in-fact, however, shall not have any rights, powers or authority to amend or modify this Agreement when acting in such capacity, except as expressly provided herein. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

SECTION 7.9.                  Entire Agreement. This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 7.10.           Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

SECTION 7.11.           Exculpation Among Members. Each Member acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Member), other than the Company and its representatives (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. Each Member agrees that no other Member nor the respective Controlling Persons, officers, directors, partners, agents or employees of any other Member shall be liable to such Member for any losses incurred by such Member in connection with its investment in the Company.

SECTION 7.12.           Aggregation of Units. All Units held or acquired by affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PG HOLDCO, LLC

By:	/s/ Norman W. Alpert
	Name:	Norman W. Alpert
	Title:	Chairman of the Board

VESTAR CAPITAL PARTNERS V, L.P.

By:	Vestar Associates V, L.P.,
its General Partner

By:	Vestar Managers V, Ltd.
its General Partner

	By:	/s/ Norman W. Alpert
		Name:	Norman W. Alpert
		Title:	Managing Director

VESTAR CAPITAL PARTNERS V-A, L.P.

By:	Vestar Managers V, Ltd.,
its General Partner

	By:	/s/ Norman W. Alpert
		Name:	Norman W. Alpert
		Title:	Managing Director

VESTAR EXECUTIVE V, L.P.

By:	Vestar Associates V, L.P.,
its General Partner

By:	Vestar Manages V, Ltd.,
its General Partner

	By:	/s/ Norman W. Alpert
		Name:	Norman W. Alpert
		Title:	Managing Director

VESTAR HOLDINGS V, L.P.

By:	Vestar Managers V, Ltd.,
its General Partner

	By:	/s/ Norman W. Alpert
		Name:	Norman W. Alpert
		Title:	Managing Director

VESTAR/PGA INVESTORS, LLC

By:	Vestar Capital Partners V, L.P.,
its Manager

By:	Vestar Associates V, L.P.,
its General Partner

By:	Vestar Managers V, Ltd.
its General Partner

	By:	/s/ Norman W. Alpert
		Name:	Norman W. Alpert
		Title:	Managing Director

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This Ninth Amended and Restated Limited Liability Company Agreement of PG Holdco, LLC is executed by each other Person as of the Closing Date set forth in such Person’s Master Signature Page.

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